NEWS RELEASE

AbCellera Reports Q1 2024 Business Results

05/07/2024

VANCOUVER, British Columbia--(BUSINESS WIRE) -- AbCellera (Nasdaq: ABCL) today announced financial results for the first quarter of 2024. All financial information in this press release is reported in U.S. dollars, unless otherwise indicated.

“We continue to execute on advancing our internal pipeline, completing capital investments in forward integration, and expanding strategic partnerships,” said Carl Hansen, Ph.D., founder and CEO of AbCellera. “This quarter, presentations on our T-cell engager platform, which includes our highly differentiated CD3 panel, demonstrated how we can repeatedly generate TCEs that maximize tumor-cell killing without inducing excessive cytokine release. With our TCE platform in place, we are moving programs towards in vivo studies.”

Q1 2024 Business Summary
●Announced a new collaboration with Biogen Inc. to discover antibodies for neurological conditions.
●Announced a new collaboration with Viking Global Investors and ArrowMark Partners to launch new biotech companies.
●Presented new data on its T-cell engager (TCE) programs at the American Association for Cancer ResearchⓇ Annual Meeting 2024 that demonstrate how AbCellera's TCE platform is able to generate TCEs that achieve potent cell killing with low toxicity associated with cytokine release.
●Reported the start of three additional partner-initiated programs with downstreams to reach a cumulative total of 90 partner-initiated program starts with downstreams.
●Maintained a cumulative total of 13 molecules advanced to the clinic.

Key Business Metrics

Cumulative Metrics	March 31, 2023	March 31, 2024	Change %
Partner-initiated program starts with downstreams	75	90	20%
Molecules in the clinic	9	13	44%

AbCellera started discovery on an additional three partner-initiated programs with downstreams to reach a cumulative total of 90 partner-initiated program starts with downstreams in Q1 2024 (up from 75 on March 31, 2023). AbCellera’s partners have advanced a cumulative total of 13 molecules into the clinic (up from nine on March 31, 2023).

Discussion of Q1 2024 Financial Results
●Revenue – Total revenue was $10.0 million, compared to $12.2 million in Q1 2023. Partnerships generated research fees of $9.8 million, compared to $10.6 million in Q1 2023. Licensing revenue was $0.2 million.
●Research & Development (R&D) Expenses – R&D expenses were $39.3 million, compared to $52.6 million in Q1 2023, reflecting underlying continued growth in program execution, platform development, and investments in internal programs, partially offset by the non-recurrence of specific one-time investments in co-development and internal programs.
●Sales & Marketing (S&M) Expenses – S&M expenses were $3.4 million, compared to $3.8 million in Q1 2023.
●General & Administrative (G&A) Expenses – G&A expenses were $17.4 million, compared to $15.1 million in Q1 2023.
●Net Loss – Net loss of $40.6 million, or $(0.14) per share on a basic and diluted basis, compared to net loss of $40.1 million, or $(0.14) per share on a basic and diluted basis in Q1 2023.
●Liquidity – $725.3 million of total cash, cash equivalents, and marketable securities and with approximately $240 million in available non-dilutive government funding to execute on our strategy, bringing our total available liquidity to just under $1 billion.
Conference Call and Webcast
AbCellera will host a conference call and live webcast to discuss these results today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time).
The live webcast of the earnings conference call can be accessed on the Events and Presentations section of AbCellera’s Investor Relations website. A replay of the webcast will be available through the same link following the conference call.

About AbCellera Biologics Inc.
AbCellera (Nasdaq: ABCL) discovers and develops antibody medicines for indications across therapeutic areas including cancer, metabolic and endocrine conditions, and autoimmune disorders. AbCellera’s engine integrates technology, data science, infrastructure, and interdisciplinary teams to solve the most challenging antibody discovery problems. AbCellera is focused on advancing an internal pipeline of first-in-class and best-in-class programs and collaborating on innovative drug development programs with partners. For more information, please visit www.abcellera.com.

Definition of Key Business Metrics
We regularly review the following key business metrics to evaluate our business, measure our performance, identify trends affecting our business, formulate financial projections, and make strategic decisions. We believe that the following metrics are important to understand our current business. These metrics may change or may be substituted for additional or different metrics as our business develops. Information on changes is set forth in our Annual Report on Form 10-K for the year ended December 31, 2023.
Partner-initiated program starts with downstreams represent the number of unique partner-initiated programs where we stand to participate financially in downstream success for which we have commenced the discovery effort. The discovery effort commences on the later of (i) the day on which we receive sufficient reagents to start discovery of antibodies against a target and (ii) the day on which the kick-off meeting for the program is held. We view this metric as an indication of the selection and initiation of projects by our partners and the resulting potential for near-term payments. Cumulatively, partner-initiated program starts with downstream participation indicate our total opportunities to earn downstream revenue from milestone fees and royalties (or royalty equivalents) in the mid- to long-term.
Molecules in the clinic represent the count of unique molecules for which an Investigational New Drug, or IND, New Animal Drug, or equivalent under other regulatory regimes, application has reached "open" status or has otherwise been approved based on an antibody that was discovered either by us or by a partner using licensed AbCellera technology. Where the date of such application approval is not known to us, the date of the first public announcement of a clinical trial will be used for the purpose of this metric. We view this metric as an indication of our near- and mid-term potential revenue from milestone fees and potential royalty payments in the long term.

AbCellera Forward-Looking Statements
This press release contains forward-looking statements, including statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on management’s current beliefs and assumptions and on information currently available to management. All statements contained in this release other than statements of historical fact are forward-looking statements, including statements regarding our ability to develop, commercialize and achieve market acceptance of our current and planned products and services, our research and development efforts, and other matters regarding our business strategies, use of capital, results of operations and financial position, and plans and objectives for future operations.
In some cases, you can identify forward-looking statements by the words “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks, uncertainties and other factors are described under “Risk Factors,” “Management's Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in the documents we file with the Securities and Exchange Commission from time to time. We caution you that forward-looking statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. As a result, the forward-looking statements may not prove to be accurate. The forward-looking statements in this press release represent our views as of the date hereof. We undertake no obligation to update any forward-looking statements for any reason, except as required by law.
Source: AbCellera Biologics Inc.

Inquiries
Media: Kathleen Reid: media@abcellera.com, +1(236)521-6774
Business Development: Murray McCutcheon, Ph.D., bd@abcellera.com, +1(604)559-9005
Investor Relations: Melanie Solomon, ir@abcellera.com, +1(778)729-9116

AbCellera Biologics Inc.
Condensed Consolidated Statements of Loss and
Comprehensive Loss
(All figures in U.S. dollars. Amounts are expressed in thousands except share and per share data.)
(Unaudited)

	Three months ended March 31,
	2023	2024
Revenue:
Research fees	$10,570	$9,774
Licensing revenue	372	180
Milestone payments	1,250	-
Total revenue	12,192	9,954
Operating expenses:
Research and development(1)	52,647	39,287
Sales and marketing(1)	3,771	3,365
General and administrative(1)	15,134	17,352
Depreciation and amortization	5,514	4,844
Total operating expenses	77,066	64,848
Loss from operations	(64,874)	(54,894)
Other (income) expense
Interest income	(9,759)	(10,401)
Grants and incentives	(3,374)	(3,275)
Other	(3,593)	1,529
Total other (income)	(16,726)	(12,147)
Net loss before income tax	(48,148)	(42,747)
Income tax recovery	(8,038)	(2,137)
Net loss	$(40,110)	$(40,610)
Foreign currency translation adjustment	(630)	(96)
Comprehensive loss	$(40,740)	$(40,706)

Net loss per share
Basic	$(0.14)	$(0.14)
Diluted	$(0.14)	$(0.14)
Weighted-average common shares outstanding
Basic	287,767,136	292,723,901
Diluted	287,767,136	292,723,901

(1) Exclusive of depreciation and amortization

AbCellera Biologics Inc.
Condensed Consolidated Balance Sheet
(All figures in U.S. dollars. Amounts are expressed in thousands except share data.)
(Unaudited)

	December 31, 2023	March 31, 2024
Assets
Current assets:
Cash and cash equivalents	$133,320	$123,572
Marketable securities	627,265	574,451
Total cash, cash equivalents, and marketable securities	760,585	698,023
Accounts and accrued receivable	30,590	34,419
Restricted cash	25,000	25,000
Other current assets	55,810	56,506
Total current assets	871,985	813,948
Long-term assets:
Property and equipment, net	287,696	306,081
Intangible assets, net	120,425	118,736
Goodwill	47,806	47,806
Investments in equity accounted investees	65,938	71,592
Other long-term assets	94,244	104,933
Total long-term assets	616,109	649,148
Total assets	$1,488,094	$1,463,096
Liabilities and shareholders' equity
Current liabilities:
Accounts payable and other current liabilities	$49,580	$42,887
Contingent consideration payable	50,475	51,431
Deferred revenue	18,958	10,565
Total current liabilities	119,013	104,883
Long-term liabilities:
Operating lease liability	71,222	68,079
Deferred revenue	8,195	8,570
Deferred government contributions	95,915	110,579
Contingent consideration payable	4,913	5,063
Deferred tax liability	30,612	30,274
Other long-term liabilities	5,906	5,735
Total long-term liabilities	216,763	228,300
Total liabilities	335,776	333,183
Commitments and contingencies
Shareholders' equity:
Common shares: no par value, unlimited authorized shares at December 31, 2023 and March 31, 2024: 290,824,970 and 293,621,312 shares issued and outstanding at December 31, 2023 and March 31, 2024, respectively	753,199	764,562
Additional paid-in capital	121,052	127,990
Accumulated other comprehensive loss	(1,720)	(1,816)
Accumulated earnings	279,787	239,177
Total shareholders' equity	1,152,318	1,129,913
Total liabilities and shareholders' equity	$1,488,094	$1,463,096

AbCellera Biologics Inc.
Condensed Consolidated Statement of Cash Flows
(Expressed in thousands of U.S. dollars.)
(Unaudited)

	Three months ended March 31,
	2023	2024
Cash flows from operating activities:
Net loss	$(40,110)	$(40,610)
Cash flows from operating activities:
Depreciation of property and equipment	2,858	3,155
Amortization of intangible assets	2,656	1,689
Amortization of operating lease right-of-use assets	1,606	1,922
Stock-based compensation	15,474	17,409
Other	(3,634)	1,707
Changes in operating assets and liabilities:
Research fees and grants receivable	7,915	(18,576)
Accrued royalties receivable	9,260	—
Income taxes payable	(12,614)	(3,182)
Accounts payable and accrued liabilities	(5,778)	(4,878)
Deferred revenue	(3,905)	(8,017)
Accrued royalties payable	(16,253)	—
Deferred grant income	4,525	11,278
Other assets	(6,063)	(3,605)
Net cash used in operating activities	(44,063)	(41,708)
Cash flows from investing activities:
Purchases of property and equipment	(14,984)	(24,140)
Purchase of marketable securities	(360,752)	(249,371)
Proceeds from marketable securities	262,638	306,545
Receipt of grant funding	2,693	7,168
Long-term investments and other assets	(34,735)	(4,385)
Investment in equity accounted investees	(4,469)	(5,907)
Net cash provided by (used in) investing activities	(149,609)	29,910
Cash flows from financing activities:
Payment of liability for in-licensing agreement and other	(948)	(185)
Proceeds from long-term liabilities	—	2,124
Proceeds from exercise of stock options	490	892
Net cash provided by (used in) financing activities	(458)	2,831
Effect of exchange rate changes on cash and cash equivalents	(213)	(781)
Decrease in cash and cash equivalents	(194,343)	(9,748)
Cash and cash equivalents and restricted cash, beginning of period	414,650	160,610
Cash and cash equivalents and restricted cash, end of period	$220,307	$150,862
Restricted cash included in other assets	2,290	2,290
Total cash, cash equivalents, and restricted cash shown on the balance sheet	$218,017	$148,572
Supplemental disclosure of non-cash investing and financing activities
Property and equipment in accounts payable	8,918	18,654
Right-of-use assets obtained in exchange for operating lease obligation	2,124	107